Exhibit 99.1

Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com Investor Contact: David Berger +1 203 517 3104 david.berger@isg-one.com

Information Services Group Announces

Third-Quarter 2020 Results

•	Reports third-quarter revenues of $61.6 million; adjusted EBITDA of $8.2 million, both exceeding guidance

•	Reports net income of $2.1 million, up 19%; GAAP EPS of $0.04, flat; adjusted EPS of $0.10, up 11% (vs. PY)

•	Delivers quarterly cash flow from operating activities of $10 million; generates $37 million of cash flow from operating activities over last nine months

•	Reports quarter-end cash balance of $38 million, up 2.7x versus prior year

•	Signs three ISG GovernX® client engagements worth a combined $6 million

•	Sets fourth-quarter 2020 guidance: revenues of between $56 million and $58 million and adjusted EBITDA of between $7 million and $8 million

STAMFORD, Conn., November 9, 2020 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, reported sequential revenue growth and a cash balance nearly three times larger than a year ago as part of its financial results for the third quarter ended September 30, 2020.

“Our momentum continued in the third quarter, as we generated quarter-over-quarter revenue growth despite the challenges of COVID-19,” said Michael P. Connors, chairman and CEO. “Third-quarter revenues were up 7 percent sequentially, exceeding our expectations and driven by 11 percent sequential growth in the Americas. Our results reflect solid market demand especially for our digital, research, network and cost takeout services, all of which are high priorities for enterprises coping with the effects of the global pandemic.

“Thanks to our disciplined operating approach, continued cost containment, and more profitable mix of products and services, adjusted EBITDA was up 11 percent versus Q2. Our capital position continues to grow stronger, as we generated $10 million of cash flow from operations in the quarter, $37 million year to date, and ended the quarter with $38 million of cash,” Connors said.

Connors pointed to the continuing success of the firm’s platform-based ISG GovernX® vendor compliance and risk management services as an example of how the pandemic is driving demand.

During the quarter, ISG signed three GovernX engagements, worth a total of $6 million, with clients looking to gain greater visibility into and control of their supplier costs.

Connors also noted that ISG has fully integrated the operations of Neuralify, a market leader in intelligent automation enablement solutions and services acquired in July, with its ISG Automation business. “We are already seeing the benefit of the combination, with Neuralify’s solutions providing a strong market differentiator for our ISG Automation offerings,” Connors said.

Commenting on market demand, Connors said enterprise clients continue to invest in digital capabilities, particularly cloud services and digital workplace solutions, to enable their work-from-home business models. “We see our clients continuing to invest in cloud-based services and all things digital to meet the new realities of business in the current environment,” said Connors. “Enterprises that continue to build their digital capabilities will recover faster and emerge stronger from this crisis. As we move past the pandemic and the global recession, we see strong growth opportunities for ISG as clients once again accelerate their full-scale digital transformations.”

Third-Quarter 2020 Results

Revenues for the third quarter were $61.6 million, up 7 percent sequentially, and down 10 percent on a reported basis (down 11 percent in constant currency) compared with the third quarter last year. Reimbursable client travel costs were down $2.4 million due to the virus, accounting for 350 basis points of the overall decline in revenue, while currency positively impacted this quarter’s reported revenues by $1.1 million versus the prior year.

Reported revenues were $35.0 million in the Americas, up 11 percent versus the second quarter and down 13 percent versus the prior year; $20.9 million in Europe, flat sequentially and down 7 percent on a reported basis (and down 11 percent in constant currency) versus the prior year; and $5.7 million in Asia Pacific, up 19 percent sequentially and up 8 percent on a reported basis (and up 4 percent in constant currency) versus the prior year.

ISG reported third-quarter operating income of $3.0 million compared with operating income of $5.7 million in the third quarter of 2019. Net income for the quarter was $2.1 million, up 19 percent, compared with net income of $1.7 million in the year-ago quarter. Reported fully diluted income per share was $0.04, flat with the prior year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the third quarter was $5.2 million up 18 percent, or $0.10 per share on a fully diluted basis, compared with adjusted net income of $4.4 million, or $0.09 per share on a fully diluted basis, in the prior year’s third quarter.

Third-quarter 2020 adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $8.2 million, up 11 percent versus the second quarter, and down from $10.3 million in last year’s third quarter.

Other Financial and Operating Highlights

ISG’s cash balance totaled $38.1 million at September 30, 2020, up 2.7 times the $14.2 million cash balance at September 30, 2019. Cash Provided by Operating Activities was $10.3 million in the third quarter, and $37.3 million for the first nine months. ISG paid down $1.1 million of debt and repurchased $0.3 million in stock during the quarter. As of September 30, 2020, ISG had $79.9 million in debt outstanding, a decrease of 8 percent since December 2019.

2020 Fourth-Quarter Revenue and Adjusted EBITDA Guidance

“For the fourth quarter, ISG is targeting revenues of between $56 million and $58 million and adjusted EBITDA of between $7 million and $8 million,” said Connors. “This guidance balances our assumptions on how pockets of rising coronavirus cases may impact client decision-making in various parts of the world, as well as the effects of the U.S. elections and the upcoming holiday season. We will continue to monitor the macroeconomic environment and adjust our business plans accordingly.”

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Monday, November 9, 2020, to discuss the company’s third-quarter results. The call can be accessed by dialing: 1-800-353-6461 or, for international callers, by dialing 001-334-323-0501. The access code is 7622781. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and nine months ended September 30, 2020 and September 30, 2019. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance, integration and other expense, tax indemnity receivable and financing-related costs), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance, integration and other expense, financing-related costs, and write-off of deferred financing costs, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Consolidated Statement of Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$61,635	$68,143	$182,739	$200,262
Operating expenses
Direct costs and expenses for advisors	36,762	37,725	111,539	116,636
Selling, general and administrative	20,318	23,092	60,792	70,327
Depreciation and amortization	1,581	1,672	4,641	5,031
Operating income	2,974	5,654	5,767	8,268
Interest income	61	41	188	133
Interest expense	(687)	(1,598)	(2,890)	(4,763)
Foreign currency transaction (loss) gain	(66)	7	14	(28)

Income before taxes	2,282	4,104	3,079	3,610
Income tax provision	227	2,373	1,772	2,363
Net income	$2,055	$1,731	$1,307	$1,247

Weighted average shares outstanding:
Basic	47,880	47,426	47,599	46,704
Diluted	49,908	48,404	49,546	47,204

Earnings per share:
Basic	$0.04	$0.04	$0.03	$0.03
Diluted	$0.04	$0.04	$0.03	$0.03

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$2,055	$1,731	$1,307	$1,247
Plus:
Interest expense (net of interest income)	626	1,557	2,702	4,630
Income taxes	227	2,373	1,772	2,363
Depreciation and amortization	1,581	1,672	4,641	5,031
Change in contingent consideration	48	-	48	30
Acquisition-related costs	100	50	350	58
Severance, integration and other expense	1,362	462	1,730	1,371
Tax indemnity receivable	-	31	-	31
Financing-related costs	-	-	92	-
Foreign currency transaction loss (gain)	66	(7)	(14)	28
Non-cash stock compensation	2,159	2,456	6,544	7,150
Adjusted EBITDA	$8,224	$10,325	$19,172	$21,939

Net income	$2,055	$1,731	$1,307	$1,247
Plus:
Non-cash stock compensation	2,159	2,456	6,544	7,150
Intangible amortization	913	1,001	2,618	3,009
Change in contingent consideration	48	-	48	30
Acquisition-related costs	100	50	350	58
Severance, integration and other expense	1,362	462	1,730	1,371
Financing-related costs	-	-	92	-
Write-off of deferred financing costs	-	-	167	-
Foreign currency transaction loss (gain)	66	(7)	(14)	28
Tax effect (1)	(1,487)	(1,268)	(3,691)	(3,727)
Adjusted net income	$5,216	$4,425	$9,151	$9,166

Weighted average shares outstanding:
Basic	47,880	47,426	47,599	46,704
Diluted	49,908	48,404	49,546	47,204

Adjusted earnings per share:
Basic	$0.11	$0.09	$0.19	$0.20
Diluted	$0.10	$0.09	$0.18	$0.19

(1)    Marginal tax rate of 32.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months			Three Months
	Three Months	Constant	Ended	Three Months	Constant	Ended
	Ended	currency	September 30, 2020	Ended	currency	September 30, 2019
	September 30, 2020	impact	Adjusted	September 30, 2019	impact	Adjusted
Revenue	$61,635	$(1,190)	$60,445	$68,143	$(82)	$68,061
Operating income	$2,974	$(401)	$2,573	$5,654	$(52)	$5,602
Adjusted EBITDA	$8,224	$(476)	$7,748	$10,325	$(48)	$10,277

			Nine Months			Nine Months
	Nine Months	Constant	Ended	Nine Months	Constant	Ended
	Ended	currency	September 30, 2020	Ended	currency	September 30, 2019
	September 30, 2020	impact	Adjusted	September 30, 2019	impact	Adjusted
Revenue	$182,739	$(749)	$181,990	$200,262	$(1,290)	$198,972
Operating income	$5,767	$(358)	$5,409	$8,268	$(34)	$8,234
Adjusted EBITDA	$19,172	$(433)	$18,739	$21,939	$(58)	$21,881